Exhibit 10.43
AMENDMENT TO THE
DEFERRED COMPENSATION AGREEMENT ENTERED INTO BY
HANCOCK FABRICS, INC. AND                      AS OF
     THIS AMENDMENT to the deferred compensation Agreement entered into by Hancock Fabrics, Inc. (the “Company”) and                      (the “Employee”) as of           ,          (the “Agreement”) is made on this 22nd day of December, 2005, by the Company and the Employee.
WITNESSETH:
     WHEREAS, the Company and the Employee entered into the Agreement to provide certain deferred compensation benefits to the Employee; and
     WHEREAS, the American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code of 1986, as amended (“409A”); and
     WHEREAS, 409A imposes certain restrictions on distribution from, and elections under, deferred compensation arrangements, such as the Agreement; and
     WHEREAS, the Company and the Employee desire to amend the Agreement to bring the Agreement into compliance with 409A and to make certain other changes;
     NOW, THEREFORE, the Agreement hereby is amended as follows:
     1. Paragraph 2 of the Agreement is hereby amended to read as follows:
2. If such employment ceases (other than by reason of death) on or after said date, the Company shall pay to the Employee, if living, (i) on the first day of the sixth calendar month beginning after such cessation, an amount equal to the product of (A) two thousand eighty-three dollars and 33 cents ($2,083.33) (the “monthly amount”) and (B) 6; and (ii) on the first date of each and every month thereafter until a total of one hundred seventy-four (174) monthly payments shall have been paid, an amount equal to the monthly amount.
     2. The following new paragraph 3A is hereby added to the Agreement:
3A. If the Employee becomes totally and permanently disabled while still so employed by the Company or any of its subsidiaries, the Company shall pay to the Employee the monthly amount on the first day of the month following his total and permanent disability, and on the first day of each and every month thereafter until a total of one hundred eighty (180) monthly payments shall have been made. For purposes of this Agreement, the Employee is considered totally and permanently disabled if: (i) the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expect to last for a continuous period of not less than 12 months, or (ii) the Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. The Employee will be deemed disabled if (i) determined to be totally disabled by the Social Security Administration, or (ii) determined to be disabled in accordance with the Company’s disability insurance program, provided that the definition of disability applied under such disability insurance program complies with the requirements of the preceding sentence.
     3. The first sentence of paragraph 5 of the Agreement is hereby amended to read as follows:
So long as the Employee is receiving monthly payments hereunder he shall, at the reasonable request of the Company, and to the extent consistent with his then age and state of health, make available to the Company at all reasonable times the benefit of his experience and advice; provided, the Employee shall not provide services to the Company as an employee at an annual rate that is equal to or greater than 20 percent of the services the Employee rendered to the Company, on average, during the three full calendar years of employment immediately preceding the date his employment with the Company ceases for purposes of paragraph 2 hereof.
     4. Paragraph 11 of the Agreement is hereby amended to read as follows:
11. For purposes of this Agreement, the Employee shall be deemed to be in the employment of the Company on a full-time basis during any period not exceeding 6 months for which he is on Company-approved sick leave or disability leave.
     5. Paragraph 15 of the Amendment is hereby amended to read as follows:
15. (a) If the Employee ceases employment with the Company (other than by reason of death) prior to said date (as defined in paragraph 1) but is deemed to have attained age 60 pursuant to the terms of that certain Severance Agreement, dated as of                     , between the Company and the Employee, as hereafter amended, extended or renewed, the Company shall pay to the Employee, if living, (i) on the first day of the sixth calendar month beginning after such cessation, an amount equal to the product of (A) the monthly amount (as defined in the following sentence) and (B) 6; and (ii) on the first day of each and every month thereafter until a total of one hundred seventy-four (174) monthly payments shall have been paid, an amount equal to the monthly amount. For purposes of this subparagraph (a), the “monthly amount” shall mean the present value of the monthly amount defined in paragraph 2. Such present value shall be determined by reducing the monthly amount defined in paragraph 2 for the period from the date the Employee ceases employment with the Company to the date the Employee would attain age 60 using a discount rate that is 2% below the average of the daily yield (to maturity) quotations published in the Wall Street Journal on the 30 business days preceding the date the Employee ceases employment with the Company regarding the obligations (bonds or notes) of the U.S. Treasury maturing on the date closest to the 15th anniversary of such date. If the Employee the employee is otherwise entitled to payments pursuant to this paragraph 15 and dies prior to the date all such payments have been made, the Company shall make such payments (at such times and in such manner as would have been payable to the Employee) to such appointee as may have been designated pursuant to paragraph 10 of this Agreement.
     (b) Notwithstanding anything in this Agreement to the contrary, if the Employee or such appointee as may have been designated pursuant to paragraph 10 of this Agreement (hereinafter Employee and such other person being collectively referred to as “Entitled Payee”) becomes entitled to begin receiving payments pursuant to this Agreement following a “Change of Control” (as defined in subparagraph (d) of this paragraph 15), the Company shall pay to the Entitled Payee a single-sum payment in lieu of the monthly payments which the Entitled Payee is otherwise entitled to receive pursuant to this agreement. Such single-sum payment shall be made on the date on which the first of such monthly payments was to be made to the Entitled Payee, and the amount of such single-sum payment shall be equal to the sum of each of the monthly payments to which the Entitled Payee is otherwise entitled to receive pursuant to this agreement.
     (c) Notwithstanding anything in this Agreement to the contrary, if the Entitled Payee is receiving monthly payment pursuant to this Agreement on the date on which a “Change of Control” (as defined in subparagraph (d) of this paragraph 15) occurs, the Company shall pay to the Entitled Payee a single-sum payment in lieu of the remaining monthly payments which the Entitled Payee is otherwise entitled to receive pursuant to this agreement. Such single-sum payment shall be made on the date on which the first of such monthly payments was to be made to the Entitled Payee following the date of the Change of Control, and the amount of such single-sum payment shall be equal to the sum of each of the additional monthly payments to which the Entitled Payee is otherwise entitled to receive pursuant to this agreement.
     (d) For purposes of this paragraph 15, a “Change of Control” means a change in the ownership of the Company (as defined in clause (i) of this subparagraph (d)), a change in effective control of the Company (as defined in clause (ii) of this subparagraph (d)), or a change in the ownership of a substantial portion of the assets of the Company (as defined in clause (iii) of this subparagraph (d)).
               (i) Change in the Ownership of the Company.
               (A) In General. A change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as defined in subclause (B) of this clause (i)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company (within the meaning of clause (ii) of this subparagraph (d))). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this clause (i). This clause (i) applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction (see clause (iii) of this subparagraph (d) for rules regarding the transfer of assets of the Company).
               (B) Persons Acting as a Group. For purposes of this clause (i), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
          (ii) Change in the Effective Control of the Company.
               (A) In General. Notwithstanding that the Company has not undergone a change in ownership under clause (i) of this subparagraph (d), a change in the effective control of the Company occurs only on the date that either:
                    (1) Any one person, or more than one person acting as a group (as determined under subclause (C) of this clause (ii)), acquires

(or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or
                    (2) A majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election.
               (B) Acquisition of Additional Control. If any one person, or more than one person acting as a group, is considered to effectively control the Company (within the meaning of this clause (ii)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of clause (i) of this subparagraph (d)).
               (C) Persons Acting as a Group. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
          (iii) Change in the Ownership of a Substantial Portion of the Company’s Assets.
               (A) In General. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group (as determined under subclause (C) of this clause (iii)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

               (B) Transfers to a Related Person.
                    (1) A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:
                         (i) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
                         (ii) An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;
                         (iii) A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or
                         (iv) An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in subclause (iii) of this clause (1).
                    (2) For purposes of this subclause (B) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.
               (C) Persons Acting as a Group. Persons will not be considered to be acting as a group solely because they purchase assets of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
          (iv) Attribution of Stock Ownership. For purposes of this subparagraph (d), Section 318(a) of the Internal Revenue Code of 1986, as amended, applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Section 1.83-3(b) and (j) of the Treasury Regulations), the stock underlying the option is not treated as owned by the individual who holds the option.

     (e) If the Entitled Payee incurs any legal fees or expenses as a result of seeking to obtain or enforce any benefit under this paragraph 15, Company shall pay or reimburse Entitled Payee for all such reasonable fees and expenses.
     (f) The Company’s obligation to make the payments provided for in this paragraph 15 shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right that the Company may have against the Entitled Payee, provided, however, that the Company’s failure to make any such setoff shall not constitute a waiver of any claim of the Company against the Entitled Payee.
6. Paragraph 16 of the Agreement is hereby amended to read as follows:
16. It is the intent of the parties to this Agreement that this Agreement shall be interpreted, construed and operated in compliance with any applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“409A”). To the extent that future regulations issued pursuant to 409A require any amendments to this Agreement, the parties agree that they will consent to, and make, such amendments.
7. Except as specified herein, the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment on the date first written above, and the Employee has executed this Amendment on the date first written above.

HANCOCK FABRICS, INC.
By:
Title: